Exhibit 10.11

FREESCALE HOLDINGS

DIVIDEND RIGHTS PLAN

1. Purpose. The purpose of the Freescale Holdings Dividend Rights Plan is to enable holders of Options issued by the Company to receive cash bonuses in connection with certain distributions, redemptions, and repurchases made with respect to Company shares.

2. Definitions.

(a) “Account” means an unfunded bookkeeping account established for a Participant pursuant to Section 4, and may include a Vested Account, an Unvested Account, or both.

(b) “Adjustment Event” means (i) a cash dividend with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following a Public Offering or (ii) a substantially pro rata redemption or substantially pro rata repurchase by the Company, of all or part of any class of stock of the Company.

(c) “Affiliate” means “Affiliate” as defined in the Investors Agreement.

(d) “Board” means the board of directors of the Company.

(e) “Bonus Unit” means a bookkeeping entry on a Participant’s Account corresponding to an Option held by the Participant. The number of Bonus Units shall correspond to the number of Shares subject to the Option.

(f) “Bonus Value” means the aggregate value to a Participant for a calendar quarter for all Bonus Units credited to such Participant’s Vested Account equal to the product of (i) the Distribution Amount determined with respect to each Adjustment Event occurring in such calendar quarter, multiplied by (ii) the number of Bonus Units standing to the credit of the Participant’s Vested Account at the time of such Adjustment Event.

(g) “Committee” means the Board or a committee of the Board appointed to administer the Plan.

(h) “Common Stock” means the Company’s common shares, par value $0.01 per share.

(i) “Company” means Freescale Holdings (Bermuda) I, Ltd.

(j) “Company Group” means the Company, its subsidiaries, and its Affiliates.

(k) “Deferred Bonus Value” means the aggregate value to a Participant for all the Bonus Units credited to such Participant’s Unvested Account equal to the product of (i) the Distribution Amount determined with respect to each Adjustment Event, multiplied by (ii) the number of Bonus Units standing to the credit of the Participant’s Unvested Account at the time of such Adjustment Event.

(l) “Distribution Amount” means an amount equal to the amount of any reduction (including a reduction below zero) in the per-Share exercise price of an Option held by the Participant that would have been made in connection with an Adjustment Event affecting Shares subject to such Option, but for the limitation placed on such reductions pursuant to the terms of such Option.

(m) “Investors Agreement” means the Investors Agreement by and among Freescale Holdings L.P., Freescale Holdings (Bermuda) I, Ltd., Freescale Holdings (Bermuda) II, Ltd., Freescale Holdings (Bermuda) III, Ltd., Freescale Holdings (Bermuda) IV, Ltd., Freescale Acquisition Holdings Corp., Freescale Acquisition Corporation and Certain Freescale Holdings L.P. Investors and certain stockholders of Freescale Holdings (Bermuda) I, Ltd. dated as of December 1, 2006.

(n) “Option” means an unexercised option to purchase a number of Shares but taking into account only those Options with respect to which the Participant has been designated to participate in this Plan.

(o) “Participant” means an employee or former employee of any member of the Company Group participating in the Plan as provided in Section 3.

(p) “Plan” means the Freescale Holdings (Bermuda) I, Ltd. Dividend Rights Plan as set forth herein, as amended from time to time.

(q) “Public Offering” means a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act.

(r) “Securities Act” means the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

(s) “Shares” means shares of Common Stock.

(t) “Unvested Option” means, with respect to any time, an Option (or a portion thereof) that is not exercisable at such time.

(u) “Vested Option” means, with respect to any time, an Option (or a portion thereof) that is fully exercisable at such time.

3. Participation. An employee of any member of the Company Group who is awarded an Option and who is designated by the Committee to participate in the Plan with respect to such Option shall be a Participant.

4. Accounts. The Company shall establish on its books a Vested Account and an Unvested Account for each Participant. There shall stand to the credit of a Participant’s Vested Account from time to time a number of Bonus Units equal to the number of Shares such Participant is entitled to purchase under Vested Options at such time. There shall stand to the credit of the Participant’s Unvested Account from time to time a number of Bonus Units equal to the number of Shares subject to the Unvested Options held by the Participant at such time.

5. Payment of Bonus. On the fifth business day after the end of each calendar quarter, the Company shall pay to each Participant in cash an amount equal to the Bonus Value applicable to such Participant for such quarter. The Company shall pay to the Participant the Deferred Bonus Value corresponding to any Bonus Units credited to the Participant’s Unvested Account with respect to an Unvested Option on the fifth business day after the date, if any, on which the Unvested Option becomes a Vested Option.

6. Forfeiture. Notwithstanding anything contained herein to the contrary, upon the cancellation or forfeiture of any Unvested Options, a number of Bonus Units credited to the Participant’s Unvested Account equal to the number of Shares subject to such cancelled or forfeited Unvested Options shall be forfeited in their entirety.

7. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes. All decisions, determinations or actions of the Committee made or taken pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

8. Amendment or Discontinuance. The Committee may at any time amend or terminate the Plan prospectively other than with respect to the initial pool of Options for Participants set forth in the Investors Agreement.

9. Equity Ownership. The award of Bonus Units shall not be interpreted to bestow upon the Employee any equity interest or ownership in the Company or any member of the Company Group.

10. No Employment Contract. Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company or any member of the Company Group or interfere in any way with the right of the Company or any member of the Company Group to terminate his or her employment at any time.

11. Compensation. No payments under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company Group for the benefit of its employees unless the Company shall determine otherwise.

12. Unfunded Status. The obligations of the Company hereunder shall be contractual only and all such payments shall be made from the general assets of the Company or any of its affiliates. The Participant shall rely solely on the unsecured promise of the Company and nothing herein shall be construed to give the Participant or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or any member of the Company Group.

13. Non-Alienation; Restrictions on Transfer. The right of any Participant or other person to any payments under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution.

14. Withholding. The Company shall withhold from any cash payment hereunder a sufficient amount to cover any applicable federal, state, local or foreign withholding taxes.

15. Applicable Law. The provisions of the Plan shall be construed and applied under the laws of the State of Delaware without regard to the principles of conflicts that would cause the application of the laws of any jurisdiction other than the State of Delaware.

16. Section 409A. It is intended that the terms of this Plan comply with Section 409A of the Code. If it is determined that the terms of this Plan have been structured in a manner that would result in adverse tax treatment under Section 409A of the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Participant’s economic rights.

17. Captions. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

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